Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

October 30, 2014

Sears Holdings Corporation Announces Filing of Prospectus Supplement

for Rights Offering of Units Consisting of Senior Unsecured Notes and Warrants

HOFFMAN ESTATES, Ill. — Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) today announced that the Company has filed a prospectus supplement with the Securities and Exchange Commission (“SEC”) in connection with the Company’s previously announced rights offering of up to $625 million in aggregate principal amount of 8% senior unsecured notes due 2019 and warrants to purchase shares of its common stock.

Under the terms of the rights offering, the Company is planning to distribute to its stockholders, at no charge, one transferable subscription right for every 85.1872 shares of the Company’s common stock held of record as of 5:00 p.m., New York City time, on October 30, 2014, the previously announced record date. Each subscription right entitles the holder thereof to purchase, at a subscription price of $500, one unit, consisting of (a) a 8% senior unsecured note due 2019 in the principal amount of $500 and (b) 17.5994 warrants, with each warrant entitling the holder thereof to purchase one share of the Company’s common stock. The warrants will be exercisable upon issuance at an exercise price of $28.41, the closing market price on October 17, 2014, the last trading day before the Company’s board of directors approved the offering. The warrants will have a term of approximately five years and the exercise price will be payable either in cash or by surrendering notes issued in the rights offering. Fractional rights and fractional warrants will not be issued, and such fractional securities will be eliminated by rounding down. Upon the closing of the rights offering, the components of the units will immediately separate from one another such that the senior unsecured notes and warrants will constitute separate securities and will be transferable separately.

The subscription rights have been approved for listing on the NASDAQ Global Select Market under the symbol “SHLDZ”, and are expected to begin trading on that market on October 31, 2014. Unless the rights offering is extended, trading of the subscription rights on the NASDAQ Global Select Market is scheduled to cease at 4:00 p.m., New York City time, on November 13, 2014.

As soon as practicable after the record date, the Company will distribute subscription right certificates to the registered holders of its common stock as of the record date. The subscription rights may be exercised beginning on November 3, 2014, and the rights offering will expire at 5:00 p.m., New York City time, on November 18, 2014. However, the Company reserves the right to cancel or terminate the rights offering or amend the terms thereof, and there can be no assurance that the rights offering will launch or be closed on the schedule or terms described in this release, or that the rights offering will be fully subscribed. Holders of subscription rights who fully exercise all of their subscription rights may also make a request to purchase additional units through the exercise of an over-subscription privilege, although we cannot assure investors that any over-subscriptions will be filled.

Sears currently plans to release certain preliminary financial information with respect to its 2014 fiscal third quarter on November 7, 2014.

The sale of the securities offered in the rights offering has been registered under the Company’s shelf registration statement on Form S-3 (File No. 333-199475) filed on October 20, 2014 with the SEC, as amended on the date hereof. Before you invest, you should read the prospectus supplement, the registration statement (including the prospectus contained therein) and other documents the Company has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the issuer’s website at www.searsholdings.com. Alternatively, the issuer’s information agent for the rights offering, Georgeson Inc., will arrange to send you the prospectus supplement if you request it by calling toll-free 1-866-695-6078 or emailing SearsNotesandWarrantsOffer@georgeson.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor any other securities issued by the Company, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members —wherever, whenever and however they want to shop. Sears Holdings Corporation is home to Shop Your Way™, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with more full-line and specialty retail stores across the United States and Canada.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the listing of the subscription rights on the NASDAQ, future trading of the common stock of the Company and other statements that describe the Company’s plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering, such as the timing and certainty of the completion of that transaction, the operational and financial profile of the Company or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus supplement filed with the SEC by the Company with respect to the rights offering. Detailed descriptions of other risks relating to the Company are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.